Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

HD Partners Acquisition Corporation

We have audited the accompanying balance sheet of HD Partners Acquisition Corporation (a development stage company) as of June 7, 2006, and the related statements of operations, stockholders’ equity and cash flows for the period from January 1, 2006 to June 7, 2006 and the cumulative period from December 6, 2005 (inception) to June 7, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HD Partners Acquisition Corporation as of June 7, 2006, and the results of its operations and its cash flows for the period from January 1, 2006 to June 7, 2006, and the cumulative period from December 6, 2005 (inception) to June 7, 2006 in conformity with United States generally accepted accounting principles.

GOLDSTEIN GOLUB KESSLER LLP

New York, New York

June 7, 2006

HD Partners Acquisition Corporation

(a development stage company)

Balance Sheet

June 7, 2006

June 7, 2006
Assets
Current:
Cash	$1,837,245
Investments held in trust	139,575,000
Investments held in trust for Underwriters	3,000,000
Prepaid expense	12,733
Total assets	$144,424,978

Liabilities and Stockholders' Equity

Current Liabilities
Accrued offering costs	87,499
Accrued expenses	2,577
Stockholder loans	225,000
Due to Underwriters	3,000,000
Total Liabilities	3,315,076

Common stock subject to possible conversion, 3,748,125 shares at conversion value	27,901,042

Commitments

Stockholders' Equity

Preferred Stock, $.001 par value, 1,000,000 shares authorized; None issued or outstanding	—
Common Stock, $.001 par value, 60,000,000 shares authorized; 23,437,500 shares (which includes 3,748,125 subject to possible conversion) issued and outstanding	23,437
Additional paid in capital	113,190,621
Deficit accumulated during the development stage	(5,198)
Total Stockholders' Equity	113,208,860

Total Liabilities and Stockholders' Equity	$144,424,978

See Notes to Financial Statements

HD Partners Acquisition Corporation

(a development stage company)

 Statement of Operations

		For the period from
	For the period from	December 6, 2005
	January 1, 2006	(Inception) to
	To	June 7, 2006
	June 7, 2006	(cumulative)

Revenue	$—	$—

Organization costs	—	(1,000)
Franchise Taxes	(8)	(1,021)
Director/officer insurance	(1,344)	(1,344)
Rent	(233)	(233)
AMEX annual fee	(1,600)	(1,600)

Net loss for Period	$(3,185)	$(5,198)

Net loss per share - basic and diluted	$(0.00)	$(0.00)

Weighted average number of Common share outstanding—basic and diluted	5,399,525	5,298,913

See Notes to Financial Statements

HD Partners Acquisition Corporation

(a development stage company)

Statement of Stockholders' Equity

				Deficit Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total
Contributions from Founding stockholders December 13, 2006 at $.005 per share	4,687,500	$4,687	$20,313	$—	$25,000

Net Loss	—	—	—	(2,013)	(2,013)

Balance December 31, 2005	4,687,500	$4,687	$20,313	$(2,013)	$22,987

Sale of founding director warrants	—	—	2,250,000	—	2,250,000

Sale of 18,750,000 units net of underwriter's discount and offering expenses (includes 3,748,125 shares subject to possible conversion)	18,750,000	18,750	138,821,250	—	138,840,000

Proceeds subject to Possible conversion of 3,748,125 shares	—	—	(27,901,042)	—	(27,901,042)

Sale of underwriter option	—	—	100	—	100

Net Loss	—	—	—	(3,185)	(3,185)

Balance June 7, 2006	23,437,500	$23,437	$113,190,621	$(5,198)	$113,208,860

See Notes to Financial Statements

HD Partners Acquisition Corporation

(a development stage company)

Statement of Cash Flows

		December 6, 2005
	January 1, 2006	(Inception)
	to	to
	June 7, 2006	June 7, 2006

Cash flows from operating activities

Net Loss	$(3,185)	$(5,198)
Adjustment to reconcile net loss to net cash (used in) provided by operating activities:
Increase in Accrued Expenses	564	2,577
Increase in Prepaid expenses	(12,733)	(12,733)

Net cash used in Operating Activities	(15,354)	(15,354)

Cash flows from investing activities

Purchase of treasury bills	(142,575,000)	(142,575,000)

Net cash used in investing activities	(142,575,000)	(142,575,000)

Cash flows from financing activities

Proceeds from public offering	150,000,000	150,000,000
Proceeds from founding director warrant purchase	2,250,000	2,250,000
Proceeds from issuance of underwriter option	100	100
Proceeds from sale of common stock	—	25,000
Proceeds from notes payable—stockholders	—	225,000
Payment of offering costs	(7,976,740)	(8,072,501)

Net cash provided by financing activities	144,273,360	144,427,599

Net increase in cash	1,683,006	1,837,245

Cash at beginning of period	154,239	—

Cash at end of period	$1,837,245	$1,837,245

Supplemental schedule of non-cash financing Activities:
Accrual of Public Offering costs	$87,499	$87,499
Accrual of deferred underwriting fees	$3,000,000	$3,000,000

See Notes to Financial Statements

HD Partners Acquisition Corporation

(a development stage company)

Notes to Financial Statements

1.             Organization, Business Operations and Significant Accounting Policies

                HD Partners Acquisition Corporation (the “Company”) was incorporated in Delaware on December 6, 2005 as a blank check company whose objective is to acquire a business in the media, entertainment or telecommunications industries.

                At June 7, 2006, the Company had not yet commenced any operations. All activity through June 7, 2006 relates to the Company’s formation and the public offering described below. The Company has selected December 31 as its fiscal year-end.

                The registration statement for the Company's initial public offering (the "Public Offering") ( as described in Note 2) was declared effective June 1, 2006.  The Company consummated the Public Offering on June 7, 2006 and preceding the consummation of the Public Offering certain officers, directors and initial shareholders purchased an aggregate of 2,250,000 warrants at $1.00 per warrant from the Company.  We refer to these 2,250,000 warrants as the Founding Director Warrants.  The purchase price of the Founding Director Warrants is included in the proceeds held in trust pending our completion of one or more business combinations.  If we do not complete one or more business combinations that meet the criteria described in the prospectus, then the $2,250,000 purchase price will become part of the amount payable to our public shareholders upon the liquidation of our trust as part of our plan of dissolution and distribution and the founding director warrants will expire worthless.  The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a business combination with an operating business in the media, entertainment or telecommunications industries (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Public Offering on June 7, 2006, greater than 95% of the net proceeds ($142,575,000), after payment of certain amounts to the underwriter and offering related costs, has been placed in a trust account (“Trust Account”) and will be invested in government securities until the earlier of (i) the consummation of a first Business Combination or (ii) the liquidation of the Trust Account as part of any plan of dissolution and distribution approved by the Company’s stockholders. The treasury bills have been accounted for as trading securities, which are held at their market value of approximately $142,575,000 at June 7, 2006. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Public Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Public Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 4,687,500 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

                With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, net of taxes payable, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Public Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.  Accordingly, a portion of the net proceeds from the Public Offering (19.99% of the amount held in the Trust Fund, excluding the cash held in trust from the underwriter), has been classified as common stock subject to possible conversion on the accompanying balance sheet.  In addition, such stockholders would also be entitled to a portion of the deferred portion of the underwriters' discount (see Note 4).

                The Company’s Amended and Restated Certificate of Incorporation provides for the liquidation of the Trust Account as part of any plan of dissolution and distribution of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Public Offering, or 24 months from the consummation of the Public Offering, if certain extension criteria have been satisfied. In the event of dissolution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Public Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Public Offering discussed in Note 2).

                Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

                The Company recorded a deferred income tax asset for the tax effect of temporary differences, aggregating approximately $1,767 at June 7, 2006.  In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at June 7, 2006.

                The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

                Basic earnings per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted earnings per share gives effect to dilutive options, warrants, and other potential common stock outstanding during the period.  Potential common stock has not been included in the computation as the effect of the outstanding options and warrants would not be anti-dilutive.

                For financial statement purposes, the Company considers all highly liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents.  The Company maintains its cash in bank deposit accounts in the United States of America which, at times, may exceed applicable insurance limits.  The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

                The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

                In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised 2004) ("SFAS 123(R)"), "Share Based Payment".  SFAS 123(R) requires all share based payments, including grants of employee stock options to employees, to be recognized in the financial statements based on their fair values.  The Company adopted SFAS 123(R) effective January 1, 2006.  The adoption of SFAS 123(R) did not have a significant impact on the Company's financial condition or results of operations.

                Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2.             Initial Public Offering

                On June 7, 2006 the Company sold 18,750,000 units ("Units") in the Public Offering.  Each Unit consists of one share of the Company’s common stock, $.001 par value (“Common Stock”), and one redeemable common stock purchase warrant (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of Common Stock at an exercise price of $5.50 commencing the later of the completion of a Business Combination with a target business or one year from June 1, 2006, the effective date of the Public Offering, and expiring June 1, 2010. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the Common Stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

                Certain of the Company’s directors and officers, or their designees, purchased a total of 2,250,000 warrants concurrently with the closing of the Public Offering at $1.00 per warrant for an aggregate purchase price of $2,250,000. Accordingly, 21,000,000 Warrants are outstanding at June 7, 2006.  The Founding Director Warrants were purchased separately and not in conjunction with common stock in the form of units. The purchase price of the Founding Director Warrants was added to the proceeds from the Public Offering to be held in the Trust Account pending completion of a Business Combination. If the Company does not complete a Business Combination then the purchase price of the Founding Director Warrants will become part of the funds returned to the Company’s public stockholders from the Trust Account as part of any plan of dissolution and distribution approved by the Company’s stockholders and the Founding Director Warrants will expire worthless.

                In addition, the Company sold to Morgan Joseph & Co., Inc., for $100, as additional compensation, an option to purchase up to a total of 1,875,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by the Company in the Public Offering, except that the warrants included in the option have an exercise price of $6.875 (125% of the exercise price of the warrants included in the units sold in the offering). In lieu of paying the exercise price of $10.00 per unit, the option may be converted into units (i.e., a cashless exercise) to the extent that the market value of the units at the time of conversion exceeds the exercise price of the option. The option may only be exercised or converted by the option holder. The purchase option and its underlying securities have been registered under the registration statement covering the Public Offering.

                The sale of the option was accounted for as an equity transaction. Accordingly, there is no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $9,881,250, using an expected life of five years, volatility of 84.6% and a risk free interest rate of 4.83%.

                The volatility calculation of 84.6% is based on the average volatility of the 25 smallest media/communications companies in the Russell 2000 Index during the period from April 5, 2001 through April 4, 2006. Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its unit price, which will depend on a number of factors which cannot be ascertained at this time. The Company used the 25 smallest media/communications companies in the Russell 2000 Index because its management believes that the volatility of these companies is a reasonable benchmark to use in estimating the expected volatility for the Company’s units. Although an expected life of five years was taken into account for the purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidate the Trust Account as part of any plan of dissolution and distribution approved by the Company’s stockholders, the option would become worthless.

                Although the purchase option and its underlying securities have been registered under the registration statement, the purchase option grants to holders demand and “piggy back” rights for periods of five years and seven years, respectively, from June 7, 2006 with respect to the registration under the Securities Act of 1933 of the securities directly and indirectly issuable upon exercise of the purchase option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the purchase option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, merger or consolidation. However, the purchase option will not be adjusted for issuances of common stock at a price below its exercise price.

3.             Notes Payable, Stockholders

                The Company issued an aggregate of $225,000 of unsecured promissory notes to five Initial Stockholders, who are also officers, on December 13, 2005. The notes were non-interest bearing and are payable on the earlier of December 13, 2006 or the consummation of the Public Offering.

4.             Commitments and Other Matters

                The Company utilizes certain limited administrative, technology and secretarial services, as well as certain limited office space provided by an affiliate of one of the Initial Stockholders. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such services available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate up to $7,500 per month for such services commencing on June 1, 2006, the effective date of the Public Offering.  The Statement of Operations includes $233 relating to this agreement.

                In addition, the Company will pay to Morgan Joseph & Co., Inc. serving as the underwriting syndicate’s representative, seven percent (7%) of the gross proceeds of the offering (the “Underwriters’ Discount”). Five percent (5%) of the gross proceeds ($7,500,000, or $8,625,000 if the over-allotment option is exercised in full) was paid upon the closing of the Company’s Public Offering. Morgan Joseph & Co., Inc. has agreed to defer payment of the remaining two percent (2%) of the gross proceeds ($3,000,000, or $3,450,000 if the over-allotment option is exercised in full) until completion of a Business Combination. Until a Business Combination is complete, these funds will be placed in the Trust Account. If the Company does not complete a Business Combination then the 2% deferred fee will become part of the funds returned to the Company’s Public Stockholders from the Trust Account upon its liquidation as part of any plan of dissolution and distribution approved by the Company’s stockholders. The Underwriters’ Discount will amount to an aggregate of $10,500,000 if the underwriters do not exercise their over-allotment option, and an aggregate of $12,075,000 if the over-allotment option is exercised in full.

5.             Preferred Stock

                The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

6.             Common Stock

                In April 2006, the Company effected a .25 for 1 stock split in the form of a dividend. In May 2006, the Company effected a .5 for 1 stock split in the form of a dividend. All share numbers herein reflect these adjustments.

                In addition, in April 2006 the Company approved an amendment and restatement of its Certificate of Incorporation whereby the number of authorized shares of Common Stock was decreased from 100,000,000 to 40,000,000. An additional amendment and restatement of the Company’s Certificate of Incorporation was approved in May 2006 whereby the number of authorized shares of Common Stock was increased from  40,000,000 to 60,000,000. All share numbers herein reflect these changes.

7.             Line of Credit

                In connection with the Public Offering, in May 2006 the Company entered into a limited recourse revolving line of credit with Messrs. Hartenstein, Meyers, Lederman, Chapman and Cox, under which it may have up to $750,000 outstanding borrowings at any time. The revolving line of credit will terminate upon the earlier of the completion of a Business Combination, or the completion of any plan of dissolution and distribution of the Company approved by the Company’s stockholders, which would include the liquidation of the Trust Account. The revolving line of credit will bear no interest and will have no recourse against the funds in the Trust Account, which funds will be distributed to the Public Stockholders if the Company does not consummate a Business Combination within the requisite time periods. It is possible that the Company could use a portion of the borrowings under the limited recourse revolving line of credit to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed Business Combination. In the event the Company were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), it may not have a sufficient amount of working capital available to pay expenses related to finding a suitable Business Combination without securing additional financing. If it were unable to secure additional financing, it would most likely fail to consummate a Business Combination in the allotted time and would be forced to liquidate the Trust Account as part of any plan of dissolution and distribution approved by the Company’s stockholders.